United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  June 15, 2017

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Election of Director

Effective July 1, 2017, Patrick G. LePore has been appointed to the Company’s Board of Directors.

Mr. LePore, 62, served as Chairman, Chief Executive Officer and President of Par Pharmaceuticals, Inc until its sale to Texas Pacific Group in 2012.  He began his career with Hoffmann LaRoche. He later founded Boron LePore and Associates, a medical communications company, which he took public in 1997 and was eventually sold to Cardinal Health in 2002. He is a member of the board of directors of PharMerica and Innoviva, and is a trustee of Villanova University.  Mr. LePore earned a bachelor’s degree from Villanova University and a Master of Business Administration from Farleigh Dickinson University.

Mr. LePore will receive a grant of 1,700 shares of Lannett common stock on his first day of board service in connection with his appointment.

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits

99.1            June 20, 2017 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
Chief Executive Officer

Dated: June 20, 2017

EXHIBIT INDEX

Exhibit:	Description

99.1	June 20, 2017 Press Release